UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of earliest event reported: June 30, 2000

THE MONTANA POWER COMPANY
(Exact name of registrant as specified in its charter)

Montana (State or other jurisdiction of incorporation)	1-4566 (Commission File Number)	81-0170530 (IRS Employer Identification No.)

40 East Broadway, Butte, Montana 59701-9394
(Address of principal executive offices) (zip code)
Registrant's telephone number, including area code (406) 497-3000
Exhibit Index is found on page 3.

ITEM 2. Acquisition of Assets

On June 30, 2000, we issued a press release containing the information attached as Exhibit 99 to this Form 8-K, announcing that Touch America, Inc., our telecommunications subsidiary, closed its previously announced stock purchase from Qwest Communications International Inc. ("Qwest"). In accordance with the stock purchase agreement, Touch America acquired Qwest's wholesale, private-line, long-distance, and other telecommunications services in US WEST's fourteen-state region associated with Qwest's interLATA businesses for approximately $206,000,000, subject to certain adjustments. We estimate that Touch America's related capital expenditures will be an additional $75,000,000. The fourteen-state region covers approximately 250,000 customer accounts for voice, data, and video services. Touch America also acquired a fiber-optic network of 1,800 route miles and associated optronics and switches that will connect to Touch America's existing fiber-optic network. As a result of the acquisition, Touch America employed approximately 170 of Qwest's sales agents in the fourteen-state region.

The sources of funds for this transaction were a combination of approximately $147,000,000 in internal funds and approximately $59,000,000 in short-term borrowings from various external sources. With a consortium of banks, we are developing a $200,000,000 revolving facility, which we may use to pay down the above-mentioned short-term borrowings.

For more information on our purchase from Qwest, the terms and events leading to the purchase, and the revenue implications of the purchase, see the following sections of our 1999 Annual Report on Form 10-K: Part I, Item 1, "Business, Telecommunications Operations, Business;" Part II, Item 7, "Liquidity and Capital Resources, Investing Activities;" and Part II, Item 8, "Financial Statements and Supplementary Data," Note 3, "Commitments, Telecommunications, Investments and Acquisitions." Also refer to our First Quarter 2000 Form 10-Q, Part I, Item 1, "Notes to Consolidated Financial Statements," Note 5, "Commitments, Touch America's Commitments, Investments and Acquisitions."

ITEM 7. Financial Statements and Exhibits

We disclosed the execution of our March 13, 2000 agreement with Qwest in our Annual Report on Form 10-K filed with the Securities and Exchange Commission ("Commission") on March 22, 2000, and we have included excerpts from a press release related to the June 30, 2000 closing of the transaction as Exhibit 99 to this filing.

(a) Financial statements of businesses acquired.

By amendment, we plan to file audited historical financial information with the Commission on or before September 15, 2000.

(b) Pro forma financial information.

By amendment, we plan to file unaudited pro forma unaudited financial information with the Commission on or before September 15, 2000.

(c) Exhibits.

99 Excerpts from Press Release Dated June 30, 2000, "Touch America Completes Acquisition of Qwest Communications' 14-State Long Distance Business."

SAFE HARBOR FOR FORWARD-LOOKING STATEMENTS

This Form 8-K may contain forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934. Forward-looking statements should be read with the cautionary statements and important factors included in the Company's Annual Report on Form 10-K for the year ended December 31, 1999, at Part I, "Warnings About Forward-Looking Statements." Forward-looking statements are all statements other than statements of historical fact, including, without limitation, those that are identified by the use of the words "expects," "believes," "anticipates," and similar expressions.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

THE MONTANA POWER COMPANY
(Registrant)
By /s/ J. P. Pederson
J. P. Pederson
Vice Chairman and
Chief Financial Officer

Dated: July 17, 2000

Exhibit Index
Exhibit		Page
99	Excerpts From Press Release Dated June 30, 2000, "Touch America Completes Acquisition of Qwest Communications' 14-State Long Distance Business."	4

Exhibit 99

EXCERPTS FROM PRESS RELEASE
TOUCH AMERICA COMPLETES ACQUISITION OF
QWEST COMMUNICATIONS' 14-STATE LONG DISTANCE BUSINESS

BUTTE (6/30/2000) -- Touch America announced today it has completed the acquisition of Qwest Communications' long distance and related telephone business within the 14-state US WEST, Inc. region. Touch America is the solutions-based national broadband fiber-optic and wireless network telecommunications subsidiary of the Montana Power Company (NYSE:MTP).

The closing of the Touch America and Qwest transaction is another piece of the Qwest merger with US WEST. The FCC approved the merger on March 10, subject to review of Qwest's plan to sell its in-region long distance telephone business to Touch America. The sale is required by the Communications Act of 1996 to comply with restrictions that currently prohibit regional bell operating companies or their affiliates from providing long distance services in their local service region.

Touch America has been working with Qwest and Nortel Networks (NYSE/TSE:NT) on a smooth transition for Qwest customers since announcing the $200 million acquisition last March 16. Under terms of the transaction, Touch America receives Qwest's in-region business, including 1+, and related wholesale and private line services. These services are sold to about 250,000 customers and generate revenues of approximately $300 million annually.

In addition, Touch America receives certain physical assets, among them 1,800 miles of fiber-optic network. Touch America will hire some 170 Qwest sales agents in the 14-state region.